SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT
                       Pursuant to Section 13 or 15 (d) of
                       The Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):
                      February 15, 2000 (February 8, 2000)


                            Empire Energy Corporation
              ----------------------------------------------------
             (Exact Name of Registrant as specified in its charter)



         Utah                          1-10077                   87-0401761
 ---------------------------     ----------------------     -------------------
(State or other jurisdiction)   (Commission file number)   (IRS Employer ID No.)


11011 King Street, Suite 260, Overland Park, Kansas                66210
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(address of principal executive offices)                         (zip code)


(913) 469-5615
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(Registrant's telephone number,
including area code)


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Item 2.  Acquisition or Disposition of Assets

     On February 8, 2000 Empire Energy Corporation ("Registrant") entered into an agreement to acquire all of the issued and outstanding common stock of Omega International, Inc. ("Omega") pursuant to an Agreement and Plan of Exchange (the "Exchange Agreement") and also agreed to issue in the aggregate 560,000 shares of its restricted common stock to the shareholders of Omega. As a result of the exchange, the shareholders of Omega own approximately 4.8% of the issued and outstanding shares of common stock of Registrant. Pursuant to the terms of the Exchange Agreement, Omega becomes a wholly owned subsidiary of Registrant.

     Closing of the transaction was subject to shareholder approval of Omega which was obtained by unanimous written consent as provided under Section 78.320 of the Nevada General Corporation Law. No registration statement will be filed covering the issuance of shares to the Omega shareholders because Registrant believes such issuance is exempt from the registration requirements of the Securities Act of 1933 by virtue of Rule 506 and Section 4(2) of the Act.

     Omega is a gold exploration and production company established for the purpose of exploring, locating, extracting, producing and selling gold for a profit. The company currently purchases and sells nominal amounts of gold in the rural areas of Ghana West Africa. Current operations consist of conducting spot purchases of bulk ore from various local operators and then transporting and selling the gold to refineries in the capital of Accra. Omega has recently initiated arrangements with certain local operators who are domiciled landowners in the country. The objective of these arrangements will be to allow Omega to import equipment and machinery onto their land and conduct more significant, higher capacity gold extraction operations. Omega intends to purchase, transport and operate heavy earth moving machinery to remove and sort the overburden and bulk ore, run the material through a crusher system, concentrate the gold, package it an then transport it to a refinery for sale. The landowners will receive a royalty interest in the revenues produced from their land. Omega has made arrangements with two refineries to date: Credit Suisse and PMMC of Accra.

     Registrant determined that the proposed transaction with Omega would significantly increase Registrant's potential for growth and allow Registrant to diversify from its core energy business.

     There is no relationship between Registrant or its affiliates, officers or directors and Omega or its affiliates, officers and directors except that Norman
L. Peterson and John C. Garrison, directors and officers or Registrant, are also directors and officers of Omega. All disinterested officers and directors of both Registrant and Omega approved the transaction.

     The exchange ratio provided for in the Exchange Agreement of one share of Registrant's common stock for each share of Omega common stock was arrived at by arms length negotiation between disinterested officers and directors of both companies based upon the assets, revenues, income and potential for growth of Omega as of the time the transaction was negotiated.

     The Registrant intends to continue the business of Omega in the same manner as prior to the Exchange.

Item 7.  Financial Statements and Exhibits.
         ----------------------------------

          (a)  Financial Statements
               ---------------------
               Audited financial statements of Omega International, Inc. will be filed within 60 days of the date hereof

          (b)  Pro forma Financial Statements
               ------------------------------
               Pro forma financial information of Registrant and Omega will be filed within 60 days of the date hereof

          (c)  Exhibits
               --------

               2.04 Agreement and Plan of Exchange





                                   SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the Registrant has caused this report to be signed on its behalf by the undersigned duly authorized officer.

                            Empire Energy Corporation
                                  (Registrant)


Dated: February 15, 2000                    By:  /s  Norman L. Peterson
                                                 -------------------------------
                                                    Norman L. Peterson President